                                                                   Exhibit 10.8
PRESSTEK, INC.
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, dated as of February 13, 2012 ('Grant Date') by and between Presstek, Inc., a Delaware corporation ('Company'), and Stanley E. Freimuth ('Employee'), is entered into as follows:

WHEREAS, the Company has established the Presstek, Inc. 2008 Omnibus Incentive Plan, As Amended and Restated ('Plan'), which Plan is made a part hereof; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company ('Committee') determined that the Employee be granted restricted stock units (“RSUs”) with respect to shares of the Company's Common Stock ('Stock') subject to the restrictions stated below, as reflected in the terms and conditions contained in the Employment Agreement by and between the Employee and the Company made as of February 1, 2012 (the 'Employment Agreement') and as hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

1.           Grant of RSUs

Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee RSUs for 100,000 shares of Stock.

2.           Vesting Schedule

The interest of the Employee in the Stock shall vest as to one-third of such Stock on the first anniversary of the Grant Date, and as to an additional one-third on each succeeding anniversary date, so as to be 100% vested on the third anniversary of the Grant Date, conditioned upon the Employee's continued employment with the Company as of each vesting date. Notwithstanding the foregoing, the interest of the Employee in the Stock shall vest as to:

(a)
100% of the then unvested Stock upon the Employee's termination of employment due to death, a 'Total Disability’ (as defined in the Employment Agreement), involuntary termination by the Company other than for 'Cause' (as defined in the Employment Agreement) or voluntary termination by the Employee for 'Good Reason' (as defined in the Employment Agreement); or

(b)	100% of the then unvested Stock upon a 'Change of Control' (as defined in the Employment Agreement).

(c)
If the Employee's employment with the Company is terminated by the Company for Cause or voluntarily by the Employee (other than for Good Reason), the balance of the Stock subject to the RSUs which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee.

3.           Issuance of Stock

The Company shall issue Stock to the Employee on the date on which the respective portion of the RSUs vests. The Employee shall have no rights as a shareholder with respect to the Stock until it is issued to Employee.

4.           Changes in RSUs

If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or his ownership of the RSUs, except as otherwise determined by the Committee.  In such event, appropriate adjustments may be made to the number of RSUs and the number of shares of Stock to be issued thereunder, as determined by the Compensation Committee under the Plan.

5.           Taxes

The Employee shall be liable for any and all taxes, including withholding taxes, arising out of the issuance of Stock hereunder upon the vesting of RSUs. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's withholding obligation.

6.           Miscellaneous

(a)	The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(b)	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

(c)	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company.
(d)	This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

       PRESSTEK, INC.

By: /s/ James R. Van Horn
       James R. Van Horn
       VP, General Counsel and Secretary

       /s/ Stanley E. Freimuth
       Stanley E. Freimuth